UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KESTREL GROUP LTD

(Exact name of registrant as specified in its charter)

Bermuda	98-1833921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Par-La-Ville Road, Suite 1141 Hamilton HM 11, Bermuda
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-285664

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the common shares, par value $0.01 per share, of Kestrel Group Ltd, a Bermuda company (the “Registrant”), to be registered hereunder is contained in the section titled “Description of Bermuda NewCo Common Shares” in the proxy statement / prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-285664), as declared effective by the Securities and Exchange Commission (the “Commission”) on March 26, 2025 (as subsequently amended from time to time, the “Registration Statement”), to which this Form 8-A relates and which is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

No exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the class of securities registered hereby is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Kestrel Group Ltd

Date: May 27, 2025	By:	/s/ Patrick J. Haveron
		Name:	Patrick J. Haveron
		Title:	Chief Financial Officer